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                                                                    EXHIBIT 9

                        ELEVENTH AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT

                  ELEVENTH AMENDMENT, dated as of January 29, 2004, to the Amended and Restated Credit Agreement referred to below (this "Amendment") among DICK'S SPORTING GOODS, INC., a Delaware corporation ("Borrower"), the lenders party hereto ("Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, "Agent").

                               W I T N E S S E T H

                  WHEREAS, Borrower, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

                  WHEREAS, Borrower and Required Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

                  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. Capitalized terms not otherwise defined herein (including in the recitals hereto) shall have the meanings ascribed to them in the Credit Agreement.

                  2. Amendment to the first paragraph of Section 6.5 of the Credit Agreement. The first paragraph of Section 6.5 of the Credit Agreement is hereby amended and restated as of the Amendment Effective Date (as hereinafter defined) to read as follows:

                  "Capital Structure and Business. No Loan Party shall: (a) make any changes in its business objectives, purposes or operations which, individually or in the aggregate, could in any way adversely affect the repayment of the Obligations or reasonably be expected to have or result in a Material Adverse Effect; (b) make any change in its capital structure, including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided that Borrower may (i) issue or sell shares of its Stock (other than any Stock of any class which is preferred as to dividends or as to the distribution of assets upon the voluntary or involuntary dissolution, liquidation or winding up of any Loan Party, except for any Permitted Stock Issuance or any Stock issued in accordance with the terms of the Preferred Stock Subordinated Notes) so long as no Change of Control occurs after giving effect thereto, or make any revision of the terms of its outstanding Stock or amend or modify any partners, shareholders, voting or similar agreement to which it is a party
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                  or enter into any such agreement, (ii) enter into the DSG
                  Holdings Limited Liability Company Agreement, (iii) form a wholly-owned Subsidiary ("Newco") for the sole purpose of acquiring any Stock held by Borrower in DSG Holdings, (iv) repurchase the common stock of Borrower to the extent contemplated by Section 1.3(c), (v) enter into that certain Second Amended and Restated Stockholders' Agreement in substantially the form of Exhibit H attached hereto, (vi) enter into that certain Second Amended and Restated Registration Rights Agreement in substantially the form of
                  Exhibit I attached hereto, (vii) relinquish the October 2000 Warrants as described in the Information Statement, (viii) terminate the purchase agreements under which the Preferred Stock was issued, (ix) enter into the transactions contemplated by the IPO Transactions, and (x) repurchase the common stock of Borrower to the extent contemplated by Section 1.3(g); and (c) amend its articles or certificate of incorporation, charter, by-laws or other organizational documents; provided that Borrower may amend its charter or bylaws in a manner that not would adversely affect Agent or Lenders or Borrower's duty or ability to repay the Obligations; or (d) engage in any business other than the retail sale of clothing and sporting goods."

                  3.       Amendment to Section 6.11 of the Credit Agreement.
Section 6.11 of the Credit Agreement is hereby amended and restated as of the Amendment Effective Date to read as follows:

                  "Section 6.11 Restricted Payments. No Loan Party shall make any Restricted Payment to any Person except that: (a) any Subsidiary of Borrower may make Restricted Payments to Borrower; (b) subject to the terms of the Subordination Agreement, Borrower may make regularly scheduled payments of principal and interest on the Subordinated Note; (c) Borrower may make regularly scheduled payments of principal and interest on the Richard T. Stack Notes, as in effect on the date hereof; (d) Borrower may make the payments to Martin Stack contemplated by Section 6.4(b); (e) Borrower may make payments to Stack Associates, L.P. and EWS Development Corp. in accordance with the terms of those two leases as in effect on the date hereof referred to in items 6 and 7 of Schedule 6.4; (f) Borrower may make capital contributions to DSG Holdings in accordance with Section 1.2 of the DSG Holdings Contribution Agreement and as contemplated by Section 1.3(c) hereof; (g) Borrower may repurchase its common stock as contemplated by Section 1.3(d) hereof and the Information Memorandum; (h) Borrower may make payments on or after September 9, 2001 of the Indebtedness evidenced by the Preferred Stock Subordinated Notes, together with interest thereon, in accordance with the terms thereof, to the extent that (1) both before and after giving effect to any such payment no actual or pro-forma Default or Event of Default shall have occurred and be continuing, including without limitation under Section 6.10 hereof, (2) after giving effect to such payment, Borrower, based on the pro-forma

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                  Projections acceptable to Agent, previously provided to Agent and assuming for purposes of this clause (2) that such payment was made on the first day of the first four Fiscal Quarter period to be tested under Section 6.10 after the proposed date of such payment, shall be in compliance with Section 6.10, (3) all accounts payable of Borrower are current, or being paid according to historical practice and with normal trade terms, and (4) after giving effect to such payment Excess Borrowing Availability shall not be less than $15,000,000 for a minimum of thirty (30) days following such payment as determined by Agent based on the pro-forma Projections referred to in clause
                  (2) above, provided that Borrower prior to making any such payment shall have delivered to Agent a certificate from a financial officer of Borrower and in form and substance satisfactory to Agent demonstrating compliance with the foregoing; (i) Borrower may enter into the Option Exercise Loan, (j) as may be permitted under the IPO Transactions, (k) Borrower may repurchase its common stock as contemplated by
                  Section 1.3(g) hereof, and (l) Borrower may make dividends and distributions in the form of Stock to its Stockholders to the extent permitted by Section 6.5(b)(i) hereof."

                  4. Representations and Warranties. To induce Required Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that:

                           (a)      Each of the execution, delivery and
performance by Borrower and each Guarantor of this Amendment and the performance of the Credit Agreement, as amended hereby (the "Amended Credit Agreement") are
(i) within Borrower's and each Guarantor's corporate power and have been duly authorized by all necessary corporate and shareholder action; (ii) do not contravene any provision of any Loan Party's charter or bylaws or equivalent organizational or charter or other constituent documents; (iii) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (iv) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party is a party or by which any Loan Party or any of its property is bound; (v) do not result in the creation or imposition of any Lien upon any of the property of any Loan Party other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (vi) do not require the consent or approval of any Governmental Authority or any other Person.

                           (b)      This Amendment has been duly executed and
delivered by or on behalf of Borrower and each Guarantor.

                           (c)      Each of this Amendment and the Amended
Credit Agreement constitutes a legal, valid and binding obligation of Borrower and each Guarantor enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization,

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moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                           (d)      No Default or Event of Default has occurred
and is continuing both before and after giving effect to this Amendment.

                           (e)      No action, claim or proceeding is now
pending or, to the knowledge of any Loan Party signatory hereto, threatened against such Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which challenges such Loan Party's right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or which if determined adversely could have or result in a Material Adverse Effect. To the knowledge of each Loan Party, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

                           (f)      All representations and warranties of the
Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

                  5. Remedies. This Amendment shall constitute a Loan Document. The breach by any Loan Party of any representation, warranty, covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

                  6. No Other Amendments/Waivers. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document by the Agent or the Lenders with respect to any right or remedy which the Agent or the Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which the Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof. The Credit Agreement and all other Loan Documents are hereby in all respects ratified and confirmed.

                  7. Outstanding Indebtedness; Waiver of Claims. Borrower hereby acknowledges and agrees that as of January 29, 2004 the aggregate outstanding principal amount of the Revolving Credit Loan is $639,738.99 and that such principal amount is payable pursuant to the Credit Agreement without offset, withholding, counterclaim or

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deduction of any kind. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Indemnified Person which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Amendment Effective Date.

                  8. Expenses. Borrower hereby reconfirms its obligations pursuant to Section 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

                  9. Effectiveness. This Amendment shall become effective as of January [__], 2004 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to January [__], 2004:

                  (a) Amendment. Agent shall have received eight (8) original copies of this Amendment duly executed and delivered by Agent, Lenders and Borrower and acknowledged by ASL.

                  (b) Payment of Expenses. Borrower shall have paid to Agent all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and Lenders (including, without limitation, reasonable legal fees and expenses).

                  (c) Representations and Warranties. All representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

                  10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  11. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered as of the day and year first above written.

                                         BORROWER:

                                         DICK'S SPORTING GOODS, INC.

                                         By: /s/ Jeffrey Hennion
                                             -----------------------------------
                                         Name: Jeffrey Hennion
                                         Title: Treasurer

                                         AGENT:

                                         GENERAL ELECTRIC CAPITAL CORPORATION,
                                         as Agent

                                         By: /s/ Charles Chiodo
                                             -----------------------------------
                                         Name: Charles Chiodo
                                         Its: Duly Authorized Signatory

                                         LENDERS:

                                         GENERAL ELECTRIC CAPITAL CORPORATION

                                         By: /s/ Charles Chiodo
                                             -----------------------------------
                                         Name: Charles Chiodo
                                         Its: Duly Authorized Signatory

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                                         PNC BUSINESS CREDIT

                                         By: /s/ Stephen W. Boyd
                                             -----------------------------------
                                         Name: Stephen W. Boyd
                                         Title: Vice President

                                         FLEET RETAIL FINANCE INC.

                                         By: /s/ James R. Dore
                                             -----------------------------------
                                         Name: James R. Dore
                                         Title: Managing Director

                                         NATIONAL CITY BANK OF PENNSYLVANIA

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                                         WACHOVIA BANK, NATIONAL ASSOCIATION

                                         By: /s/ Anthony D. Braxton
                                             -----------------------------------
                                         Name: Anthony D. Braxton
                                         Title: Director

                                         CITIZEN'S BANK OF PENNSYLVANIA

                                         By: /s/ Don Cmar
                                             -----------------------------------
                                         Name: Don Cmar
                                         Title: Vice President

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The undersigned Guarantor hereby (i) acknowledges to each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

ACKNOWLEDGED, CONSENTED and
AGREED to as of the date first written
above.

AMERICAN SPORTS LICENSING, INC.

By: /s/ Patricia F. Genzel
    ----------------------------------
Name: Patricia F. Genzel
Title: Vice President

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